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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
---------------------


Contact:    George Sard/Debbie Miller
            Sard Verbinnen & Co
            212/687-8080


             J. CREW ANNOUNCES PLANS TO PHASE OUT CLIFFORD & WILLS

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   NEW YORK, March 3, 1999 - J. Crew Group, Inc. announced today that it plans to phase out its Clifford & Wills operations over a two-year period. Clifford & Wills sells its CW brand women's fashion apparel and accessories through a national mail-order catalog and seven factory-outlet stores.

   "This decision is consistent with our efforts to continue to focus the company's management and financial resources on growing the J. Crew brand," said Emily Woods, co-founder and chairman of J. Crew. "Clifford & Wills' employees have done an outstanding job and we appreciate their dedication. We hope to find jobs for many of these employees at J. Crew and through the C&W transition."

   Clifford & Wills had annual revenues of $74 million for the year ended January 30, 1999.

   J. Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories.

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